EXHIBIT 23.1

                   [Letterhead of Stonefield Josephson, Inc.]

                         Consent of Independent Auditors

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form SB-2 of Securities by a Small-Business Issuer of our report dated October 8, 2003 relating to the audited financial statements of Cordexa Holdings, Inc. for the period from inception (October 15, 2002) to June 30, 2003 which appears in such Form SB-2. We also consent to the reference to us under the headings "Experts" in such Form SB-2.

/s/Stonefield  Josephson,  Inc.

Santa Monica, California
November  10,  2003


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